FORM 8-K





SECURITIES AND EXCHANGE COMMISSION



Washington, D.C.  20549

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities
               Exchange Act of 1934



Date of Report               July 24, 1995



PECO ENERGY COMPANY
(Exact name of registrant as specified in its charter)



  PENNSYLVANIA             1-1401              23-0970240
(State or other          (Commission          (IRS Employer
jurisdiction of          file number)         Identification
incorporation)                                Number)





230l Market Street, Philadelphia, Pennsylvania     19101
(Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including
area code:                                     (215) 841-4000
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ITEM 5.  OTHER EVENTS


     The Company has been informed by Public Service Electric and Gas Company (PSE&G) through a Current Report on Form 8-K dated July 19, 1995 of PSE&G and its parent, Public Service Enterprise Group Incorporated (Enterprise) that, as previously reported, Salem Unit No. 1 and Unit No. 2 were taken out of service on May 16, 1995 and June 7, 1995, respectively. PSE&G subsequently informed the Nuclear Regulatory Commission (NRC) that it had determined to keep the Salem units shut down pending review and resolution of certain equipment and management issues, and NRC agreement that each unit is sufficiently prepared to restart. On June 9, 1995, the NRC issued a Confirmatory Action Letter documenting these commitments by PSE&G.

     As previously reported by PSE&G, PSE&G is engaged in a thorough assessment of equipment issues that have affected Salem's operation and the related management systems and will keep the units off line until PSE&G is satisfied that the units are ready to return to service and operate reliably over the long term. While PSE&G has not yet finalized its analysis and assessment activities, it currently estimates that Unit No. 1 will be ready to return to service in the first quarter of 1996 and Unit No. 2 during the second quarter of 1996, although no assurances can be given. During the outages, Unit No. 1 will undergo a previously scheduled refueling and Unit No. 2 will undergo a partial refueling which will allow PSE&G to eliminate a full refueling outage for Unit No. 2 scheduled for 1996. The restart plan is focused on improving equipment reliability and operability. PSE&G intends to reduce maintenance and engineering backlogs of work and to strengthen its management processes before it returns the units to service.

     PSE&G has developed and is implementing a number of detailed action plans designed to improve performance in 10 key areas: operations; management; engineering; maintenance; outage activities; work controls; organizational self-assessment; corrective action; equipment reliability; and training. Before restarting the units, PSE&G will complete a thorough review of station systems and gain concurrence from the NRC that these action plans have been satisfactorily completed. No assurances can be given as to what actions the NRC ultimately might take.

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PSE&G estimates that its share of additional operating and
maintenance expenses associated with restart activities will amount to approximately $17 million.*

___________
* PECO Energy and PSE&G each own 42.59% of Salem. As a result, based on PSE&G's estimates, PECO Energy's share of additional operating and maintenance expenses associated with restart activities would also amount to approximately $17 million.

     As previously reported by PSE&G, an NRC enforcement conference, relating to incorrectly positioned valves at Salem and a number of other apparent violations relating to the NRC's quality assurance criteria and inadequate or ineffective corrective actions affecting safety-related equipment and components, has been rescheduled for July 28, 1995. PSE&G cannot predict what, if any, action the NRC may take with respect to these apparent violations.

     As previously reported by PSE&G, PSE&G has recently undertaken a number of senior nuclear management changes, including the hiring from outside of PSE&G of a Senior Vice
President - Nuclear Operations, a Senior Vice President - Nuclear
Engineering, a General Manager - Salem Operations, and a Director
- - Quality Assurance and Nuclear Safety Review.

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                          SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     PECO ENERGY COMPANY







                                         J. B. Mitchell

                                   Vice President - Finance
                                         and Treasurer


        July 24, 1995

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